UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 15, 2015

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(e) Salary Continuation Agreement
On July 15, 2015, Orrstown Bank (the “Bank”), a wholly-owned subsidiary of Orrstown Financial Services, Inc. (the “Registrant”), entered into a Salary Continuation Agreement (the “Agreement”) effective July 1, 2015 with David Boyle, Executive Vice President and Chief Financial Officer of the Registrant and the Bank.
The Agreement provides Mr. Boyle with certain specified benefits payable in equal monthly installments over a 15 year period commencing the month following; a) Mr. Boyle’s separation from service upon or after he reaches normal retirement age (age 65); b) his reaching normal retirement age in the cases of early termination; c) his separation from service within 24 months following a change in control; or d) his being determined to have suffered a disability.
The annual amount of the normal retirement benefit under the Agreement is $240,000, which will be paid in equal monthly installments commencing the month following separation from servicing and continuing for fifteen (15) years.
In the event of an early termination separation from service or a separation from service due to disability prior to normal retirement age, the annual amount of the benefit under the plan will be actuarially reduced from the annual amount of the normal retirement benefit of $240,000, as specified on Schedule A to the Agreement. In the event of separation within twenty-four (24) months of a change in control, as defined in the Agreement, the annual amount of the benefit will be as specified on Schedule A to the Agreement.
In the event Mr. Boyle dies while in active service, his beneficiary will be entitled to receive the death annual benefit as specified on Schedule A to the Agreement, payable in monthly installments over a 15 year period commencing the month following Mr. Boyle’s death. In the event Mr. Boyle dies after benefit distributions have commenced, the Bank will continue to distribute the remaining benefits to his beneficiary at the same time and in the same amounts as would have been distributed to him had he survived.
Benefits under the Agreement will be forfeited if Mr. Boyle is terminated for cause, or if he commits suicide within 2 years after the effective date of the Agreement, or if any insurance company which issued a life insurance policy covering Mr. Boyle in connection with the Bank's obligations under this Agreement and owned by the Bank denies coverage because of misstatements of fact made by Mr. Boyle on an application for life insurance, or if Mr. Boyle is subject to a final removal or prohibition order issued by a federal banking agency pursuant to the Federal Deposit Insurance Act, or if, during the term of his employment or during the two-year period commencing with his separation from service, Mr. Boyle becomes interested as a sole proprietor, partner, substantial shareholder, officer, director, or employee in a competitor of the Bank within a 50 mile radius of the Bank’s headquarters in Shippensburg, Pennsylvania.
The above summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01		Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit
Number    Description

10.1    Salary Continuation Agreement between Orrstown Bank and David P. Boyle

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: July 17, 2015	By:	/s/ Thomas R. Quinn, Jr.
President and Chief Executive Officer (Duly Authorized Representative)

Exhibit Index

Exhibit
Number    Description

10.1    Salary Continuation Agreement between Orrstown Bank and David P. Boyle